Exhibit 99.1

Travelport

Driving Forward Momentum

— Fourth Quarter and Full Year 2012 Results —

Atlanta, GA, March 12, 2013 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announces its financial results for the fourth quarter and full year ended December 31, 2012.

Commenting on the company’s performance, Gordon Wilson, President and CEO of Travelport, said:

“Travelport’s strategic growth plans continue to gain momentum. We broadened our travel content, improved our point of sale platform delivery, grew our payments business and developed greater distribution capabilities for ancillary products and services. Our key underlying business performance indicators of RevPas and Gross Margin have improved every quarter of this year compared to 2011.”

These results are being released following a Travelport announcement of a proposed comprehensive refinancing plan.

2012 Highlights:

•	Increased hotel content to over 375,000 bookable properties and more than 950,000 room offers;

•	Signed 35 new airline and merchandizing content agreements, including:

•	Air Canada, Air China, China Southern, Delta Airlines, KLM, Lufthansa, Qantas and South African Airways

•	Low cost airlines such as easyJet, Kulula, RAK Airways and Transavia;

•	Won customers in all regions and key countries, including Canada, Russia, the UK and the USA;

•	Grew eNett business settling transactions in 2012 with 18x increase over 2011;

•	Executed strategic partnerships in Asia:

•	Secured long-term agreement to run the Japan Airlines AXESS GDS

•	Extended co-operation with Chinese GDS, TravelSky, to include hotels;

•	Recognised by both the travel and technology industries with awards in all regions, including ‘Best GDS’(Asia Pacific) and ‘IT Team of the Year’ in the American Business Awards.

Financial Highlights for Fourth Quarter 2012

(in $ millions)

	Q4 2012	Q4 2011	Change	% Change
Net Revenue	457	465	(8)	(2)
Operating (Loss) Income	(17)	4	(21)	*
EBITDA	41	62	(21)	(34)
Adjusted EBITDA	89	106	(17)	(16)

*	Not meaningful

Travelport RevPas increased 5% to $5.47 for the fourth quarter of 2012. The loss of the Master Services Agreement (“MSA”) with United Airlines contributed approximately $26 million to the decline in net revenue and $19 million to the decline in each of operating income, EBITDA and Adjusted EBITDA for the fourth quarter of 2012 compared to 2011. Excluding the impact of this loss, net revenue for the fourth quarter of 2012 increased $18 million from the fourth quarter of 2011, both operating income and EBITDA declined by $2 million, compared to 2011, and Adjusted EBITDA increased by $2 million compared to 2011. The average rate of agency commissions increased 1% for the fourth quarter of 2012.

Financial Highlights for the Full Year 2012

(in $ millions)

	2012	2011	Change	% Change
Net Revenue	2,002	2,035	(33)	(2)
Operating Income	138	200	(62)	(31)
EBITDA	371	427	(56)	(13)
Adjusted EBITDA	455	507	(52)	(10)

Travelport RevPas increased 3% to $5.28 for the full year 2012. The loss of the MSA with United Airlines contributed approximately $69 million to the decline in net revenue and $50 million to the decline in each of operating income, EBITDA and Adjusted EBITDA in 2012 compared to 2011. Excluding the impact of this loss, net revenue for 2012 increased $36 million from 2011, and operating income, EBITDA and Adjusted EBITDA declined by $12 million, $6 million and $2 million respectively, compared to 2011. The average rate of agency commissions increased 1% for the full year 2012.

Interest costs of $290 million for the full year 2012 were $3 million higher due to higher effective interest rates.

Travelport generated $181 million in net cash from operating activities of continuing operations for the full year 2012, a $57 million increase from 2011, due to improved operating working capital and lower interest payments, partially offset by a decline in Adjusted EBITDA. For the full year 2012 free cash flow was $73 million, unlevered free cash flow was $305 million and including other financing and investing activities net cash and cash equivalents decreased by $14 million.

Travelport’s net debt was $3,183 million as of December 31, 2012, which comprised debt of $3,430 million less $110 million in cash and cash equivalents and less $137 million of cash held as collateral.

Conference Calls

The Company’s fourth quarter and full year 2012 earnings conference call will be held on, March 12, 2013, beginning at 1100hrs (EST). Details for this call and the earnings presentation are available through the Investor Center section of the Company’s website (www.travelport.com/investors/Financial-Calendar), where pre-registration for the call is required.

A recording of the call will be made available within 24 hours in the Financial/Operating Data section of the Investor Center on the Company’s website.

About Travelport

Travelport is a leading provider of critical transaction processing solutions and data to companies operating in the global travel industry.

With a presence in over 170 countries, approximately 3,500 employees and 2012 net revenue of more than $2.0 billion, Travelport is comprised of the global distribution system (“GDS”) business, which includes the Galileo and Worldspan brands, its Airline IT Solutions business and a majority joint venture ownership in eNett.

Headquartered in Atlanta, Georgia, Travelport is a privately owned company.

Investor Contact

Julian Walker

Head of Corporate Communications and Investor Relations

+44 (0)17 5328 8210

julian.walker@travelport.com

Media Contacts

Kate Aldridge

Senior Director, Corporate Communications, EMEA and APAC

+44 (0)17 5328 8720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 939 1325

jill.brenner@travelport.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies and the economic conditions in the eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in $ millions)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net revenue	457	465	2,002	2,035

Costs and expenses
Cost of revenue	272	271	1,191	1,211
Selling, general and administrative	144	132	446	397
Depreciation and amortization	58	58	227	227

Total costs and expenses	474	461	1,864	1,835

Operating (loss) income	(17)	4	138	200
Interest expense, net	(75)	(64)	(290)	(287)
Gain on early extinguishment of debt	—	—	6	—

Loss from continuing operations before income taxes and equity in investment in Orbitz Worldwide	(92)	(60)	(146)	(87)
Provision for income taxes	—	(2)	(23)	(29)
Equity in losses of investment in Orbitz Worldwide	(80)	(22)	(74)	(18)

Net loss from continuing operations	(172)	(84)	(243)	(134)
(Loss) income from discontinued operations, net of tax	—	—	—	(6)
Gain from disposal of discontinued operations, net of tax	7	—	7	312

Net (loss) income	(165)	(84)	(236)	172
Net loss atttributatble to non-controlling interests in subsidiaries	—	2	—	3

Net (loss) income attributable to the Company	(165)	(82)	(236)	175

TRAVELPORT LIMITED

CONSOLIDATED BALANCE SHEET

(in $ millions)

	December 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	110	124
Accounts receivable (net of allowances for doubtful accounts of $16 and $22)	150	180
Deferred income taxes	2	3
Other current assets	220	168

Total current assets	482	475
Property and equipment, net	416	431
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	599	681
Cash held as collateral	137	137
Investment in Orbitz Worldwide	—	77
Non-current deferred income taxes	6	6
Other non-current assets	218	237

Total assets	3,158	3,344

Liabilities and equity
Current liabilities:
Accounts payable	74	72
Accrued expenses and other current liabilities	537	501
Deferred income taxes	38	—
Current portion of long-term debt	38	50

Total current liabilities	687	623
Long-term debt	3,392	3,357
Deferred income taxes	7	42
Other non-current liabilities	274	279

Total liabilities	4,360	4,301

Commitments and contingencies
Shareholders’ equity:
Common shares ($1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding)	—	—
Additional paid in capital	718	717
Accumulated deficit	(1,747)	(1,511)
Accumulated other comprehensive loss	(189)	(176)

Total shareholders’ equity	(1,218)	(970)
Equity attributable to non-controlling interest in subsidiaries	16	13

Total equity	(1,202)	(957)

Total liabilities and equity	3,158	3,344

TRAVELPORT LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(in $ millions )

	Year ended December 31, 2012	Year ended December 31, 2011
Operating activities of continuing operations
Net (loss) income	(236)	172
Income from discontinued operations (including gain from disposal), net of tax	(7)	(306)

Net loss from continuing operations	(243)	(134)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	227	227
Equity-based compensation	2	5
Amortization of debt finance costs and debt discount	37	23
Non-cash interest on Second Priority Secured Notes	14	3
Gain on early extinguishment of debt	(6)	—
Gain on interest rate derivative instruments	(1)	(22)
Gain on foreign exchange derivative instruments	—	(1)
Equity in losses of investment in Orbitz Worldwide	74	18
Deferred income taxes	4	3
FASA liability	(7)	(16)
Defined benefit pension plan funding	(27)	(17)
Changes in assets and liabilities:
Accounts receivable	22	(20)
Other current assets	(3)	13
Accounts payable, accrued expenses and other current liabilities	36	9
Other	52	33

Net cash provided by operating activities of continuing operations	181	124

Net cash (used in) provided by operating activities of discontinued operations	—	(12)

Investing activities
Property and equipment additions	(92)	(77)
Proceeds from the sale of GTA business, net of cash disposed of $7 million	—	628
Other	3	5

Net cash (used in) provided by investing activities	(89)	556

Financing activities
Proceeds from new term loans	170	—
Repayment of term loans	(165)	(658)
Proceeds from revolver borrowings	80	35
Repayment of revolver borrowings	(95)	—
Repayment of capital lease obligations	(16)	(14)
Repurchase and retirement of Senior Notes	(20)	—
Debt finance costs	(20)	(100)
Payments on settlement of foreign exchange derivative contracts	(51)	—
Proceeds from settlement of foreign exchange derivative contracts	9	34
Distribution to a parent company	—	(89)
Other	2	1

Net cash used in financing activities	(106)	(791)

Effect of changes in exchange rates on cash and cash equivalents	—	5

Net decrease in cash and cash equivalents	(14)	(118)

Cash and cash equivalents at beginning of year (including cash of discontinued operations)	124	242

Cash and cash equivalents of continuing operations at end of year	110	124

Supplemental disclosure of cash flow information of continuing operations
Interest payments	232	267
Income tax payments, net	16	22
Non-cash capital distribution to a parent company	—	208
Non-cash capital lease additions	63	28

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions)

Reconciliation of Travelport Adjusted EBITDA to Operating (Loss) Income	Three Months Ended December 31,
	2012	2011

Travelport Adjusted EBITDA	89	106
Less adjustments:
Corporate costs	(10)	(4)
Equity based compensation	—	(5)
Litigation and related costs	(28)	(37)
Other—non-cash	(10)	2

Total	(48)	(44)

EBITDA	41	62
Less: Depreciation and amortization	(58)	(58)

Operating (loss) income	(17)	4

Reconciliation of Travelport Adjusted EBITDA to Operating Income	Year Ended December 31,
	2012	2011

Travelport Adjusted EBITDA	455	507
Less adjustments:
Corporate costs	(19)	(15)
GAAP restructuring charges	—	(4)
Equity-based compensation	(2)	(5)
Litigation and related costs	(53)	(50)
Gain on extinguishment of debt	6	—
Other—non-cash	(16)	(6)

Total	(84)	(80)

EBITDA	371	427
Less: Depreciation and amortization	(227)	(227)
Less: Gain on extinguishment of debt	(6)	—

Operating income	138	200

Travelport Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Travelport Adjusted EBITDA is disclosed so investors have the same tools available to management when evaluating the results of Travelport. Travelport Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Travelport Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under our credit agreement covenants. These ratios use a number which is broadly computed from the Travelport Adjusted EBITDA for the last twelve months and the consolidated net debt, the first lien debt and the senior secured debt as at the balance sheet date and are known as the Total Leverage Ratio, the First Lien Leverage Ratio and the Senior Secured Leverage Ratio. Travelport is currently in compliance with all of our financial covenants. A breach of these covenants could result in a default under the senior secured credit agreement and the indentures governing the notes.

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions)

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided by Operating Activities of Continuing Operation, Unlevered Free Cash Flow and Free Cash Flow	Year Ended December 31,
	2012	2011

Travelport Adjusted EBITDA	455	507
Less:
Interest payments	(232)	(267)
Tax payments	(16)	(22)
Changes in operating working capital	72	(7)
FASA liability payments	(7)	(16)
Defined benefit pension plan funding	(27)	(17)
Other adjusting items (1)	(64)	(54)

Net cash provided by operating activities of continuing operations	181	124

Interest payments	232	267
Capital expenditures on property and equipment additions	(92)	(72)
Repayment of capital lease obligations	(16)	(14)

Unlevered free cash flow	305	305
Less: interest payments	(232)	(267)

Free cash flow	73	38

(1)

Other adjusting items relate to payments for costs included within operating income, but excluded from Travelport Adjusted EBITDA. These primarily include (i) $28 million and $6 million of litigation and related cash payments during the years ended December 31, 2012 and 2011, respectively (ii) $15 million and $21 million of cash payments resulting from the resolution of a historical dispute related to a terminated arrangement with a former distributor in the Middle East, which was subject to binding arbitration, during the years ended December 31, 2012 and 2011, respectively (iii) $20 million and $16 million of corporate transaction cost payments during the years ended December 31, 2012 and 2011, respectively, and (iv) $1 million and $11 million of restructuring and related payments made during the years ended December 31, 2012 and 2011, respectively.

Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operating activities of continuing operations adjusted to exclude cash interest payments and include capital expenditures and capital lease repayments. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet current and future financing and investing needs.

TRAVELPORT LIMITED

Operating Statistics

(unaudited)

	Three Months Ended December 31,
	2012	2011	Change	% Change
Segments (in millions)
Americas	37	39	(2)*	(6.1)%
Europe	19	19	—	1.1%
Asia Pacific	12	13	(1)	(2.6)%
Middle East and Africa	9	9	—	(1.2)%

Total Segments	77	80	(3)	(3.3)%

	Year Ended December 31,
	2012	2011	Change	% Change
Segments (in millions)
Americas	170	176	(6)*	(3.5)%
Europe	84	85	(1)	(0.9)%
Asia Pacific	54	56	(2)	(2.9)%
Middle East and Africa	39	38	1	1.8%

Total Segments	347	355	(8)	(2.2)%

*	Includes the loss of segments related to the MSA with United